                                                    Exhibit 10.2

               FIRST AMENDMENT TO CREDIT AGREEMENT
                             BETWEEN
                      AMERICOLD CORPORATION
                               AND
              UNITED STATES NATIONAL BANK OF OREGON



          Dated as of October 1, 1993.

          WHEREAS, Americold Corporation ("Americold") and United
States National Bank of Oregon ("U. S. Bank") entered into a credit agreement dated as of February 3, 1993 (the "Agreement") and

          WHEREAS, the parties thereto desire to amend certain of the terms of the Agreement,

          NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

          1. The definition of "Fixed Charges" in the Agreement is amended to read as follows:

          "Fixed Charges" for any period means, with respect to Americold and its subsidiaries, (a) the consolidated interest expense (excluding consolidated interest expense attributable to original issue discount amortization) of Americold and its subsidiaries for such period (calculated without regard to any limitation on the payment thereof); (b) all obligations with respect to operating leases of any property (whether real, personal, or mixed) which is not a capital lease, net of any rent received with respect to such operating leases; (c) rental payments with respect to capital leases which reduce the obligations with respect to capital leases properly classified as liabilities on the consolidated balance sheet of Americold and its Subsidiaries in conformity with generally accepted accounting principles;
     (d) cash taxes payable on consolidated net income for such period; and (e) the principal payments on all Indebtedness of Americold and its Subsidiaries which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the creation thereof, but (f) excluding Indebtedness incurred hereunder."

          2. The definition of "Net Worth" in the Agreement is amended to read as follows:

          "Net Worth" of Americold will mean at any time the sum of (a) stockholder's equity plus (b) Subordinated Debt, without giving effect to any one-time or cumulative charges associated with the implementation of SFAS 106 and 109."

          3.   Section 2.1 is amended to read as follows:

          "2.1 Commitment. Subject to and upon the terms and conditions herein set forth, U. S. Bank agrees to make a loan or loans (each a "Loan" and collectively the "Loans") to Americold from time to time on or after the Closing Date and prior to the Termination Date, which Loans (a) will, at the option of Americold, be either Prime Rate loans or Eurodollar Loans, or any combination thereof, (b) may be repaid and, subject to the terms and conditions specified herein, may be reborrowed in accordance with the provisions hereof, and (c) will not exceed (including the amount of Letters of Credit Outstanding) at any time the Commitment. Loans (other than to repay Unpaid Drawings pursuant to Section 3.4) shall not exceed the lesser of (i) $20,000,000 minus Americold's Letter of Credit usage in excess of $7,500,000 or (ii) the Borrowing Base minus Americold's Letter of Credit usage in excess of $7,500,000, except that Loans may exceed the Borrowing Base during the period from July 1, 1993, through October 31, 1993, by not more than $4,000,000, without causing a Default or Agreement violation. If at any other time the limitation in the foregoing sentence is exceeded, Americold shall promptly pay the amount necessary to reduce outstanding Loans so as not to exceed such limitation."

          4.   Section 3.1(a) is amended to read as follows:

          "(a) Subject to and upon the terms and conditions herein set forth, U. S. Bank will issue, upon written request of Americold, at any time and from time to time on or after the Closing Date and prior to the Termination Date, for the account of Americold and for the benefit of any holder of payment obligations of Americold or any Subsidiary, one or more irrevocable letters of credit which will not exceed $10,000,000 in the aggregate at any time in such form as may be approved by U. S. Bank in support of said payment obligations (each a "Letter of Credit")."

          5.   Section 8.12 is amended to read as follow:

          "8.12 ASC Stock. U. S. Bank agrees to release the pledge of ASC stock if commitment reduction occurs, facility usage changes, or Borrowing Base capacity grows to permanently, separately, and adequately support actual and potential Letters of Credit Outstanding."

          6. The Agreement is amended by deleting the definition of "Mortgage" and all references to Mortgage Mortgages, specifically the references to such terms in definitions of "Collateral" and "Credit Documents" and Sections 2.5(a), 6.1(h),
7.3, 7.8, 8.9, 10.7, and 10.9 Agreement.

          7.   Section 8.13 is amended to read as follow

          "8.13 Release of Escrowed Funds. By December 31, 1993, Americold shall have received distribution of the remaining $5,050,000 of the original $12,050,000 in proceeds from the sale-leaseback of its Ontario, Oregon, facility, which funds are currently being held in escrow, or otherwise demonstrated to the satisfaction of U. S. Bank its ability to service projected cash flow requirements without exceeding the advance limitations in
     Section 2.1 of this Agreement."

          8.   Section 9.9(b) is amended to read as follows:

          "(b) After the Bond Refinancing Date, Americold will not permit the ratio of (x) Available Cash Flow plus Net Cash plus the unutilized portion of the Commitment to (y) Pro Forma Debt Service for any period of four consecutive fiscal quarters (taken as one accounting period) to be less than 1.01:1."

          9. Undefined terms used herein which are de] the Agreement shall have the meaning set forth in the Ac Except as herein modified, the terms and conditions of Agreement are reaffirmed and ratified as though fully set herein.

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement, effective as of the 1st day of October, 1993.


                              AMERICOLD CORPORATION



                              By: /s/ Lon V. Leneve
                                  -------------------
                              Title:  Vice President & Treasurer



                              UNITED STATES NATIONAL BANK OF
                              OREGON



                              By: /s/ Alex Sember
                                  ---------------------
                              Title:  Vice President